Exhibit 99.1
                                                                   ------------

N E W S                                           CONTACT:   Raymond A. Cardonne
                                                             201-585-0600

                                                  Fax:       201-585-2020

                                                  E-mail:    cardonne@refac.com

about REFAC [GRAPHIC OMITTED]                     Web site:  www.refac.com

===============================================================================


                       REFAC REPORTS THIRD QUARTER RESULTS
                       -----------------------------------

Fort Lee, New Jersey, November 15, 2005 - Refac (AMEX: REF) today reported that it had a net loss for the third quarter of 2005 of $454,000 or ($0.06) per share. During the comparable period in 2004, the Company had net income of $131,000, or $0.02 per share, on a diluted basis.

         Revenues for the three months ended September 30, 2005 were $326,000 as compared to $519,000 for the same period in 2004. The revenue decline of $193,000 in the third quarter of 2005 was due to a decrease in income from the Company's contract with Patlex Corporation ("Patlex") of $147,000 and a reduction in related party consulting income of $45,000. Expenses for the three months ended September 30, 2005 were $1,097,000 as compared to $440,000 for the same period in 2004. The $657,000 increase in expenses in the third quarter of 2005 over the comparable period of 2004 was primarily due to costs incurred in connection with the possible acquisition of two affiliated companies totaling $322,000 and an increase in salaries of $137,000.

         For the nine months ended September 30, 2005, the Company reported a net loss of $186,000 or ($0.03) per share, on a diluted basis, attributable entirely to its continuing operations. During the same period in 2004, the Company had a net loss of $77,000, or ($0.01) per share, on a diluted basis, which consisted of a net loss from continuing operations of $87,000, or ($0.01) per share, and a gain, net of tax, from discontinued operations of $10,000, or less than $0.01 per share.

         Revenues from continuing operations for the nine months ended September 30, 2005 were $2,354,000 as compared to $1,413,000 for the same period in 2004. The revenue increase of $941,000 was attributable to non-recurring licensing-related income of $1,500,000 arising from the settlement of a litigation, offset by a decline in income relating to the Company's agreement with Patlex of $477,000 and a reduction of related party consulting of $80,000. Expenses from continuing operations for the nine months ended September 30, 2005 were $2,888,000 as compared to $1,852,000 for the same period in 2004. The $1,036,000 increase in expenses nine months ended September 30, 2005 as compared to the same period in 2004 was principally attributable to costs incurred in connection with the possible acquisition of two affiliated companies totaling $792,000 and an increase in salaries of $168,000.

Update on Pending Mergers
-------------------------

         On August 22, 2005, the Company entered into separate merger agreements with two affiliated companies, OptiCare Health Systems, Inc. ("OptiCare") and U.S. Vision, Inc. ("U.S. Vision") pursuant to which they will become wholly-owned subsidiaries of the Company. OptiCare, a public company listed in the American Stock Exchange, operates 18 retail optical centers in Connecticut and is a managed vision care provider in the United States. U.S. Vision, a privately held company, operates 523 retail optical locations in 47 states and Canada, consisting of 512 licensed departments and 11 freestanding stores. The Company, U.S. Vision and OptiCare are all controlled by Palisade Concentrated Equity Partnership, L.P. ("Palisade"), which beneficially owns approximately 90% of the Company's outstanding common stock, 88% of U.S. Vision's outstanding common stock and 84% of OptiCare's outstanding common stock (on a fully diluted basis).

         The Company estimates that upon the completion of both mergers, it will have approximately 18,101,000 shares outstanding, and that the shares issued in the OptiCare and U.S. Vision mergers will represent approximately 25% and 36%, respectively, of the Company's outstanding common stock. Immediately following the mergers, Palisade is expected to remain the controlling stockholder of the Company, with approximately 87% of the outstanding common stock. The foregoing numbers do not take into account the number of shares that the Company may be required to purchase pursuant to the non-transferable payment right granted to qualifying stockholders in connection with the Company's 2003 merger with a wholly-owned subsidiary of Palisade. As of November 11, 2005, the Company estimates that approximately 608,000 shares of its common stock were subject to this payment right which entitles the holder to sell such shares to the Company at a price of $8.29 per share on or before September 30, 2006.

         The mergers are currently expected to close in the first or second quarter of 2006.

                                      Refac
                                      -----
                                Operating Results
                                -----------------
                                   (UNAUDITED)
                                   -----------

                                                                Three Months Ended
                                                                  September 30,

                                                              2005              2004
                                                        ----------------  ----------------
Total revenues                                                 $326,000         $519,000

Net income (loss) from continuing operations                  $(454,000)        $126,000

Income from discontinued operations, net of taxes                     -           $5,000

Net income (loss)                                             $(454,000)        $131,000

Net income (loss) per diluted share                              $(0.06)           $0.02

Number of diluted shares                                      7,039,399        6,996,963


                                                               Nine Months Ended
                                                                 September 30,

                                                            2005               2004
                                                      ------------------  ----------------
Total revenues                                               $2,354,000       $1,413,000

Net loss from continuing operations                           $(186,000)        $(87,000)

Income from discontinued operations, net of taxes                     -          $10,000

Net loss                                                      $(186,000)        $(77,000)

Diluted loss per share from continuing operations                $(0.03)          ($0.01)

Income per diluted share from discontinued operations                 -                -

Net loss per diluted share                                       $(0.03)          $(0.01)

Number of diluted shares                                      7,009,615        6,991,678

                                    * * * * *

         ADDITIONAL INFORMATION ABOUT THE MERGERS AND WHERE TO FIND IT:

This press release does not constitute an offer to sell or a solicitation of an offer to buy and does not constitute an offer, solicitation, or sale in any jurisdiction. Refac intends to file with the SEC a registration statement on Form S-4 that will include a proxy statement to stockholders of Refac, an information statement to stockholders of OptiCare and other relevant documents in connection with the proposed transactions. INVESTORS AND SECURITYHOLDERS OF REFAC, OPTICARE AND U.S. VISION ARE URGED TO READ THE JOINT PROXY AND INFORMATION STATEMENT/PROSPECTUS AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT REFAC, OPTICARE AND U.S. VISION AND THE PROPOSED TRANSACTIONS. Investors and securityholders may obtain a free copy of these materials (when they are available) and other documents filed with the Securities and Exchange Commission at the SEC's web site at www.sec.gov. A free copy of the joint proxy and information statement/prospectus, when it becomes available, may also be obtained from Corporate Secretary of Refac, One Bridge Plaza, Suite 550 Fort Lee, New Jersey 07024 or from Refac's website at www.refac.com. In addition, investors and securityholders may access copies of the documents filed with the SEC by OptiCare on OptiCare's web site at www.opticare.com, and investors and security holders may access copies of the documents filed with the SEC by Refac on Refac's web site at www.refac.com. Refac and its executive officers and directors may be deemed to be participants in the solicitation of proxies from its stockholders with respect to the proposed transactions. Information regarding the interests of these officers and directors in the proposed transactions will be included in the joint proxy and information statement/prospectus.


                         CAUTIONARY STATEMENT REGARDING
                         ------------------------------
                           FORWARD-LOOKING STATEMENTS
                           --------------------------

         This News Release includes certain statements of the Company that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information relating to the Company are based upon the beliefs of management and assumptions made by and information currently available to the Company. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance, as well as underlying assumptions and statements that are other than statements of historical fact, including statements regarding the Company's acquisition plans. When used in this document, the words "expects," "anticipates," "estimates," "plans," "intends," "projects," "predicts," "believes," "may" or "should," and similar expressions, are intended to identify forward-looking statements. These statements reflect the current view of the Company's management with respect to future events. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance, or achievements that may be expressed or implied by such forward-looking statements, including, but not limited to, whether the proposed mergers with OptiCare and U.S. Vision will prove to be beneficial acquisitions for the Company. Investors are cautioned that all forward-looking statements involve those risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2004. Forward-looking statements speak only as of the date they are made and the Company undertakes no duty or obligation to update any forward-looking statements in light of new information or future events.

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